EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement of Automatic Data Processing, Inc. on Form
S-8 of our reports dated August 15, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 1994.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
November 10, 1994